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                                                                    EXHIBIT 10.9

                      Three year employment agreements with
              The Chairman of the Board, The CEO and The President


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                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is entered into as of September 1, 2000, between Ablest Inc., a Delaware corporation (the "Company"), and Charles H. Heist III ("Executive").

                              W I T N E S S E T H :

         WHEREAS, the Company and Executive desire to enter into this Agreement to insure the Company of the services of Executive, to provide for compensation and other benefits to be paid and provided by the Company to Executive in connection therewith, and to set forth the rights and duties of the parties in connection therewith;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree as follows:

         1.       Employment.

                  (a) Title. The Company hereby employs Executive as Chairman, and Executive hereby accepts such employment, on the terms and conditions set forth herein.

                  (b) Duties. During the term of this Agreement and any renewal hereof (all references herein to the term of this Agreement shall include references to the period of renewal hereof, if any), Executive shall be and have the title, duties and authority of Chairman of the Company and shall devote his entire business time and all reasonable efforts to his employment and shall perform diligently such duties as are customarily performed by the Chairman of companies the size and structure of the Company, together with such other duties as may be reasonably required from time to time by the Board of Directors of the Company.

                  (c) Outside Interests. Executive shall not, without the prior written consent of the Company, directly or indirectly, during the term of this Agreement, other than in the performance of duties naturally inherent to the business of the Company and in furtherance thereof, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise; provided, however, that Executive may attend to outside investments, and serve as a director, trustee or officer of, or otherwise participate in, educational, welfare, social, religious and civic organizations so long as such activities do not materially interfere with his full-time employment hereunder.

         2. Term. Subject to the provisions for renewal and termination hereinafter provided, the term of this Agreement shall begin on the date hereof and shall continue for the current calendar year and for the succeeding three calendar years (the "Initial Term"). As of January 1, 2004, and as of January 1 of each succeeding calendar year


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thereafter, the term hereof automatically shall be renewed for one year (each such year, a "One-Year Renewal Term"), unless: (i) this Agreement is terminated as provided in Paragraph 7 hereof, or (ii) either the Company or Executive shall have given notice of non-renewal of this Agreement to the other at least six (6) months before January 1, 2004, or six (6) months before the beginning of any such succeeding one (1) year period, as the case may be (for example, unless such written notice of non-renewal is given on or prior to July 1, 2003, the term of this Agreement automatically will be renewed for one year, effective January 1, 2004, through December 31, 2004) (a "Non-renewal Notice").

         3. Directorship. Management of the Company will, at every election for the Board of Directors while Executive is employed by the Company as Chairman, use its best efforts to have Executive nominated for a seat on the Board as a member of the management slate. Executive's nomination and continuation as a director shall be subject to the will of the Board of Directors and the Company's stockholders, as provided in the Company's charter and bylaws. Removal of Executive from, or non-election of Executive to, the Board of Directors as provided in the Company's charter and bylaws shall in no event be deemed a breach of this Agreement by the Company.

         4.       Compensation.

                  (a) Salary. For all services he may render to the Company during the term of this Agreement, the Company shall pay to Executive the following salary in those installments customarily used in payment of salaries to the Company's senior executives (but in no event less frequently than monthly):

                           (i)      for the period beginning on the date hereof
and ending December 31, 2000, salary equal to an annual salary of Two Hundred Forty Thousand Dollars ($240,000), multiplied by the ratio of the number of days in the period beginning on the date hereof and ending on the last day of 2000 to 366; and

                           (ii)     for the calendar year beginning on January
1, 2001, and for each calendar year thereafter during the term of this Agreement, salary as determined by the Compensation Committee, which in no event shall be less than the annual salary that was payable by the Company to Executive under this Paragraph 4(a) for the immediately preceding calendar year.


                  (b) Bonus. Executive shall be entitled to participate in any bonus program implemented by the Compensation Committee of the Board of Directors for senior executives generally of the Company, with pertinent terms and goals to be established annually or otherwise by the Compensation Committee in its sole discretion.

         5. Benefits; Business Expenses; and Perquisites. Executive shall be entitled, subject to the terms and conditions of the appropriate plans, to all benefits provided by the Company to senior executives generally from time to



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time during the term of this Agreement. Upon delivery of proper documentation therefor Executive shall be reimbursed for all travel, hotel and business expenses when incurred on Company business during the term of this Agreement. During the term of this Agreement, Company shall furnish Executive, at the Company's cost, with the use of a late model automobile of a make and quality comparable to the automobile that the Company has furnished to Executive to date in 2000. Executive shall be entitled to such other perquisites as are provided by the Company to senior executives generally from time to time during the term hereof.

         6.       Payment in the Event of Death or Disability.

                  (a) In the event of Executive's death or Disability during the term of this Agreement, for a period equal to the lesser of (i) twelve (12) months following the date of such death or Disability or (ii) the balance of the term remaining hereunder at such date, the Company shall continue to pay to Executive (or his estate) Executive's then effective per annum rate of salary, as determined under Paragraph 4(a), and provide to Executive (or to his family members covered under his family medical coverage) the same family medical coverage as provided to Executive on the date of such death or Disability.

                  (b) Except as otherwise provided in Paragraph 6(a), in the event of Executive's death or Disability Executive's employment hereunder shall terminate and Executive shall be entitled to no further compensation or other payments or benefits under this Agreement, except as to any unpaid salary, bonus, or other benefits accrued and earned by him up to and including the date of such death or Disability.

                  (c) For purposes of this Agreement, Executive's Disability shall be deemed to have occurred after one hundred fifty (150) days in the aggregate during any consecutive twelve (12) month period, or after ninety (90) consecutive days, during which one hundred fifty (150) or ninety
(90) days, as the case may be, Executive, by reason of his physical or mental disability or illness, shall have been unable to discharge his duties hereunder. The date of Disability shall be such one hundred fiftieth (150th) or ninetieth
(90th) day, as the case may be. If the Company or Executive, after receipt of notice of Executive's Disability from the other, dispute that Executive's Disability shall have occurred, Executive shall promptly submit to a physical examination by the chief of medicine of any major accredited hospital in the Tampa or Clearwater, Florida, metropolitan area selected by the Company and, unless such physician shall issue his written statement to the effect that in his or her opinion, based on his or her diagnosis, Executive is capable of resuming his employment and devoting his full time and energy to discharging his duties within thirty (30) days after the date of such statement, such Disability shall be deemed to have occurred.


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                  (d)      The payments to be made by the Company to Executive
hereunder shall be offset and reduced by the amount of any insurance proceeds (on a tax-effected basis) paid to Executive (or his estate) from insurance policies obtained by the Company other than insurance policies provided under Company-wide employee benefit and welfare plans.

         6.       Termination

                  (a)      The employment of Executive under this Agreement:

                           (i)      shall be terminated automatically upon the
death or Disability of Executive;

                           (ii)     may be terminated for Cause at any time by
the Company, with any such termination not being in limitation of any other right or remedy the Company may have under this Agreement or otherwise;

                           (iii)    may be terminated at any time by the Company
without Cause with 30 days advance notice to Executive;

                           (iv)     may be terminated at any time by Executive
with thirty (30) days' advance notice to the Company;

                           (v)      may be terminated by Executive for Good
Reason if the Company fails to cure the event constituting Good Reason within thirty (30) days of written notice of such event from Executive, provided that Executive has given notice of the event forming the basis of Good Reason within ninety (90) days after he has knowledge thereof; or

                           (vi)     shall be terminated automatically at the end
of the term of this Agreement then in effect if either party gives to the other party a Non-renewal Notice.

                  (b) Upon any termination hereunder, Executive shall be deemed automatically to have resigned from all offices and directorships held by him in the Company.

                  (c) Executive's employment with the Company for all purposes shall be deemed to have terminated as of the effective date of such termination hereunder (the "Date of Termination"), irrespective of whether the Company has a continuing obligation under this Agreement to make payments or provide benefits to Executive after such date.

         7.       Certain Termination Payments.


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                  (a)      If Executive's employment with the Company is
terminated by the Company without Cause or by Executive for Good Reason, in each case other than following a Change in Control, the Company shall (i) continue to pay to Executive the per annum rate of salary then in effect under Paragraph 4(a) and provide him and his family with the benefits described in Paragraph 4(c) then in effect (unless the terms of the applicable plans expressly prohibit the continuation of such benefits after such termination and cannot be amended, with applicability of such amendment limited to Executive, to provide for such continuation, in which case the Company shall procure and pay for substantially similar substitute benefits except for any pension or 401(k) Plan benefit) for a period equal to the remainder of the Initial Term or any One-Year Renewal Term, as the case may be, and (ii) pay Executive on or before the thirtieth day after the Date of Termination an amount equal to the product of (i) the target bonus opportunity for the year in which such termination occurs times (ii) the number of years for which a bonus opportunity would have been provided to him under Paragraph 4(b) hereof had he remained employed hereunder for the Term.

                  (b) If Executive's employment is terminated by the Company with Cause or by Executive without Good Reason, Executive shall be entitled to no further compensation or other payments or benefits under this Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him under Paragraphs 4(a) and 4(c) hereof up to and including the Date of Termination.

         8.       Change in Control Termination Payments.

                  (a) Executive will be entitled to the compensation set forth in Paragraph 9(b) hereof (the "CIC Compensation") if his employment is terminated within two years after a Change in Control (i) by the Company without Cause, or (ii) by him with Good Reason (in either case, the "CIC Trigger"). Notwithstanding the foregoing, Executive will not be entitled to CIC Compensation in the event of a termination of his employment on account of: (i) Death or Disability; (ii) Retirement; or (iii) a Qualified Sale of Business.

                  (b) In the event of a CIC Trigger, Executive shall be entitled to the CIC Compensation provided below:

                           (i)      In lieu of any further salary, bonus or
other payments to Executive for periods subsequent to the Date of Termination, the Company shall pay to Executive not later than the tenth day following the Date of Termination a cash amount equal to the sum of: (x) an amount equal to three times Executive's annual base salary in effect on the date of Termination (the "Base Salary"); (y) an amount equal to three times the sum of (A) the target bonus opportunity in the year of such termination and (B) the contribution, if any, paid by the Company for the


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benefit of Executive to any 401(k) Plan in the last complete fiscal year of the
Company; and (z) the present value, determined as of the Date of Termination, of the sum of all benefits which have accrued to Executive but have not vested under any retirement plan of the Company (the "Retirement Plan") as of the Date of Termination and all additional benefits which would have accrued to Executive under the Retirement Plan had he continued to be employed by the Company on the same terms he was employed on the Date of Termination from the Date of Termination to the date thirty-six (36) months after the Date of Termination. For purposes hereof, the present value of a future payment shall be calculated by reference to the actuarial assumptions (including assumptions with respect to interest rates) in use immediately prior to the Change in Control for purpose of calculating actuarial equivalents under the Retirement Plan.

                           (ii)     Until the earlier of Executive's death or
the end of the twelve (12) month period following the Date of Termination, the Company shall arrange to provide Executive life, health, disability and accident insurance benefits and the package of "Executive benefits" substantially similar to those which Executive was receiving immediately prior to the Date of Termination, or immediately prior to a Change in Control, if greater, provided that Executive shall be obliged to continue to pay that proportion of premiums paid by him immediately prior to the Change in Control.

                           (iii)    The Company shall vest and accelerate the
exercise date of all stock options, if any, granted to Executive (the "Options") that are unvested or not exercisable on the Date of Termination, to the end that the Options shall be immediately exercisable for the duration of their respective original terms.

                           (iv)     Executive shall have the right within one
year following the later of the Change in Control or the exercise of each Option to sell to the Company shares of common stock acquired at any time upon exercise of an Option at a price equal to the average market price of the common stock for the 30 trading days ending on the date prior to the date of the Change in Control.

                  (c) If the CIC Compensation hereunder, either alone or together with other payments to Executive from the Company, would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended from time to time (the "Code")), such CIC Compensation shall be reduced to the largest amount that will result in no portion of the payments hereunder being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.

         9.       Definitions.

                  (a) "Beneficial Owner" shall have the meaning provided in Rule 13d-3 promulgated under the


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Exchange Act.

                  (b)      "Cause" means:

                           (i)      Executive's conviction of, or plea of "no
contest" to, a felony;

                           (ii)     Executive's willfully engaging in an act or
series of acts of gross misconduct that result in demonstrable and material injury to the Company; or

                           (iii)    Executive's material breach of any provision
of this Agreement, which breach has not been cured in all material respects within twenty (20) days after the Company gives notice thereof to Executive.

                  (c) "Change in Control" means any of the following events:

                           (i)      any "Person", other than Clydis D. Heist and
her lineal descendants and any trusts for the benefit of her lineal descendants (collectively, the "Heist Family"), and other than any trustee or fiduciary on behalf of any Company benefit plan, becomes the "Beneficial Owner" of securities of the Company having at least 25% of the voting power of the Company's then outstanding securities (unless the event causing the 25% threshold to be crossed is an acquisition of securities directly from the Company) but only if at the time of such person becoming the beneficial owner of the requisite voting power, the Heist Family no longer holds a majority of the outstanding shares; or

                           (ii)     the shareholders of the Company shall
approve any merger or other business combination of the Company, or any going private transaction subject to Rule 13e-3 of rules and regulations promulgated under the Securities Exchange Act of 1934, or any sale of all or substantially all of the Company's assets in one or a series of related transactions or any combination of the foregoing transactions (the "Transactions"), other than a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction own greater than 50% of the voting securities of the surviving company (or its parent) (and, in a sale of assets, of the purchaser of the assets) immediately following the Transaction; provided, however, that a Transaction which would otherwise not result in a Change in Control because of the resulting ownership of more than 50% of the voting securities of the surviving company, its parent, or a purchaser of the assets will, nonetheless, be deemed to be a Change in Control but only in connection with a termination for Good Reason; or

                           (iii)    within any 24 month period, the persons who
were directors immediately before the beginning of such period (the "Disinterested Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be a Disinterested Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who


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then qualified as Disinterested Directors (so long as such director was not nominated by a person who has entered into an agreement or threatened to effect a Change of Control).

                  (d)      "Good Reason" means any of the following:

                           (i)      The reduction of Executive's annual salary
or bonus opportunity below the higher of (A) the amount of annual salary or bonus opportunity in effect immediately prior to a Change in Control or (B) the highest amount of annual salary or bonus opportunity in effect at any time thereafter;

                           (ii)     (A) any failure by the Company to continue
in effect or provide plans or arrangements pursuant to which Executive will be entitled to receive grants relating to the securities of the Company (including, without limitation, stock options, stock appreciation rights, restricted stock or other equity based awards) of the same type as Executive was participating in immediately prior to a Change in Control (hereinafter referred to as "Securities Plans") or providing substitutes for such Securities Plans which in the aggregate provide substantially similar economic benefits; or (B) the taking of any action by the Company which would adversely affect Executive's participation in, or benefits under, any such Securities Plan or its substitute if in the aggregate Executive is not provided substantially similar economic benefits; provided, however, that for these purposes, any determination of whether Good Reason exists under (A) or (B) of this subsection (ii) because Executive is or is not provided substantially similar economic benefits in the aggregate will be made with due consideration given to Executive's base salary, other cash compensation and any other equity based incentive programs pursuant to which Executive is also entitled to receive equity based incentive compensation, and not solely on the basis of whether Executive is or is not entitled or eligible to receive equity based incentive compensation;

                           (iii)    the assignment to Executive of any duties
inconsistent with, or a diminution of, Executive's duties, title, offices, responsibilities or status from those of Executive with the Company, or any removal of Executive from or any failure to reelect or reappoint Executive to any of such positions, including as a Director, except in connection with the termination of Executive's employment for Disability, Retirement or Cause or as a result of Executive's death;

                           (iv)     in the event of a Transaction that is deemed
to be a Change in Control solely as a result of Paragraph 10(c)(ii) of this Agreement, removal of Executive from the position he held with the Company prior to such Transaction (or Executive's not holding the comparable position in the parent company following such Transaction) or the diminishing of his duties or responsibilities in a manner that would be Good Reason under Paragraph 10(d)(iii) above;



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                           (v)      the Company's requiring Executive to be
based at a location more than 50 miles from the location where Executive was based on the Effective Date or to substantially increase on a regularly recurring basis his business travel obligations; or

                           (vi)     the material breach of this Agreement by the
Company when the Company does not have Cause to terminate Executive.

                  (e) "Person" shall have the meaning provided in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" (as defined in Section 13(d) of the Exchange Act).

                  (f) "Qualified Sale of Business" shall mean the sale of a business unit in which Executive was employed before such sale so long as Executive has been offered employment with the purchaser of such business unit upon substantially the same terms under which he worked for the Company, including change-in-control compensation.

                  (g) "Retirement" shall mean voluntary, late, normal or early retirement under a pension plan sponsored by the Company, as defined in such plan, or as otherwise defined or determined by the Compensation Committee of the Board of Directors of the Company with respect to senior executives of the Company generally.

         10.      Certain Covenants

                  (a) Noncompete and Nonsolicitation. Executive acknowledges the Company's reliance on and expectation of Executive's continued commitment to performance of his duties and responsibilities during the term of this Agreement. In light of such reliance and expectation, during the term hereof and for two years after termination of Executive's employment and this Agreement under Paragraph 7 hereof, other than termination by Executive for Good Reason or by the Company without Cause, Executive shall not, directly or indirectly, do or suffer any of the following:

                           (i)      Own, manage, control or participate in the
ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business, which is in competition with the business of the Company as and where conducted by it at the time of such termination; provided, however, that the ownership of not more than five percent (5%) of any class of publicly traded securities of any entity shall not be deemed a violation of this covenant;

                           (ii)     Solicit the employment of, assist in the
soliciting the employment of, or otherwise solicit the association in business with any person or entity of, any employee, consultant or agent of the Company; or


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                           (iii)    Induce any person who is a customer of the
Company to terminate said relationship.

                  (b) Nondisclosure; Return of Materials. During the term of his employment by the Company and following termination of such employment, Executive will not disclose (except as required by his duties to the Company), any concept, design, process, technology, trade secret, customer list, plan, embodiment or invention, any other intellectual property ("Intellectual Property") or any other confidential information, whether patentable or not, of Company of which Executive becomes informed or aware during his employment, whether or not developed by Executive. In the event of the termination of his employment with the Company or the expiration of this Agreement, Executive will return to the Company all documents, data and other materials of whatever nature, including, without limitation, drawings, specifications, research, reports, embodiments, software and manuals that pertain to his employment with the Company or to any Intellectual Property and shall not retain or cause or allow any third party to retain photocopies or other reproductions of the foregoing.

                  (c) Executive expressly agrees and understands that the remedy at law for any breach by him of this Paragraph 11 may be inadequate and that the damages flowing from such breach are not easily measured in monetary terms. Accordingly, it is acknowledged that, upon adequate proof of Executive's violation of any provision of this Paragraph 11, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach and may withhold any amounts owed to Executive pursuant to this Agreement. Nothing in this Paragraph 11 shall be deemed to limit the Company's remedies at law or in equity for any breach by Executive of any of the provisions of this Paragraph 11 that may be pursued by the Company.

                  (d) If Executive shall violate any legally enforceable provision of this Paragraph 11 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities, as set forth in such provision, then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

                  (e) Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Paragraph 11, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition that otherwise would be unfair to the Company, do not stifle the inherent skill and experience of Executive, would not operate as a bar to Executive's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to Executive.


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         11.      Withholding Taxes. All payments to Executive hereunder shall be subject to withholding on account of federal, state and local taxes as required by law.

         12. No Conflicting Agreements. Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether an employment contract or otherwise, that would restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Agreement.

         13. Severable Provisions. The provisions of this Agreement are severable and if any one or more of its provisions is determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction nevertheless shall be binding and enforceable.

         14. Binding Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of Executive under this Agreement shall inure to the benefit of, and shall be binding upon, Executive and his heirs, personal and legal representatives, executors, successors and administrators. The Company will require any successors or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business or assets of the Company by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate his employment for Good Reason. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business or assets as aforesaid which executes and delivers the agreement provided for herein or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If the Executive should die while any amounts are still payable to him, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee of, if there be no such designee, to the Executive's estate.

         15. Notices. Notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by certified mail, postage prepaid, addressed to the intended recipient at the address set forth at the end of this Agreement, or at such other address as such intended recipient hereafter may have designated


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most recently to the other party hereto with specific reference to this
Paragraph 16.

         16. Consent to Jurisdiction. Executive and the Company each irrevocably: (i) submits to the exclusive jurisdiction of the Florida courts and the United States district court(s) in Florida for the purpose of any proceedings arising out of this Agreement or any transaction contemplated by this Agreement; (ii) agrees not to commence such proceeding except in these courts; (iii) agrees that service of any process, summons, notice or document by U.S. registered mail to a party's address as provided herein shall be effective service of process for any such proceeding; and (iv) waives any objection to the laying of venue of any such proceeding in these courts.

         17. Waiver of Jury Trial. Each party waives, to the fullest extent permitted by law, any right he or it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated by this Agreement. Each party certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce this waiver; and acknowledges that he or it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Paragraph 18.

         18. Waiver. The failure of either party to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision as to any future violation thereof, or prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

         19. Miscellaneous. This Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. All obligations and liabilities of each party hereto in favor of the other party hereto relating to matters arising prior to the date hereof have been fully satisfied, paid and discharge. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

         20. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Florida.

         21. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience and are not a part of this Agreement and shall not be used in construing it.

         22. Legal Fees. If any legal action is required to enforce Executive's rights under this Agreement,


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Executive shall be entitled to recover from the Company any expenses for attorneys' fees and disbursements reasonably incurred by him if he is the prevailing party.

         23. No Obligation To Mitigate Damages. Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as the result of employment by another employer after the termination of his employment, or otherwise.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.


                                   EXECUTIVE:


                                        /s/ Charles H. Heist III
                                   --------------------------------------------
                                   Name:     Charles H. Heist III
                                   Address:  2241 Alligator Creek,
                                             Clearwater, Florida  33765




                                   ABLEST INC.



                                   By:      /s/ W. David Foster
                                      -----------------------------------------
                                   Name:    W. David Foster
                                   Title:   Chief Executive Officer



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
                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT is entered into as of September 1, 2000, between Ablest Inc., a Delaware corporation (the "Company"), and W. David Foster ("Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Company and Executive desire to enter into this Agreement to insure the Company of the services of Executive, to provide for compensation and other benefits to be paid and provided by the Company to Executive in connection therewith, and to set forth the rights and duties of the parties in connection therewith;

                  NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree as follows:

         5.       Employment.

                  (d) Title. The Company hereby employs Executive as Chief Executive Officer, and Executive hereby accepts such employment, on the terms and conditions set forth herein.

                  (e) Duties. During the term of this Agreement and any renewal hereof (all references herein to the term of this Agreement shall include references to the period of renewal hereof, if any), Executive shall be and have the title, duties and authority of Chief Executive Officer of the Company and shall devote his entire business time and all reasonable efforts to his employment and shall perform diligently such duties as are customarily performed by the Chief Executive Officer of companies the size and structure of the Company, together with such other duties as may be reasonably required from time to time by the Board of Directors of the Company or Chairman of the Company. Without limiting the generality of any of the foregoing, except as hereafter expressly agreed in writing by Executive, Executive shall not be required to report to any officer except the Chairman of the Company and shall report to the Board of Directors.

                  (f) Outside Interests. Executive shall not, without the prior written consent of the Company, directly or indirectly, during the term of this Agreement, other than in the performance of duties naturally inherent to the business of the Company and in furtherance thereof, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise; provided, however, that Executive may attend to outside investments, and serve as a director, trustee or officer of, or otherwise participate in, educational, welfare, social, religious and civic organizations so long as such activities do not materially interfere with his full-time employment


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
hereunder.

         6. Term. Subject to the provisions for renewal and termination hereinafter provided, the term of this Agreement shall begin on the date hereof and shall continue for the current calendar year and for the succeeding three calendar years (the "Initial Term"). As of January 1, 2004, and as of January 1 of each succeeding calendar year thereafter, the term hereof automatically shall be renewed for one year (each such year, a "One-Year Renewal Term"), unless: (i) this Agreement is terminated as provided in Paragraph 7 hereof, or (ii) either the Company or Executive shall have given notice of non-renewal of this Agreement to the other at least six (6) months before January 1, 2004, or six
(6) months before the beginning of any such succeeding one (1) year period, as the case may be (for example, unless such written notice of non-renewal is given on or prior to July 1, 2003, the term of this Agreement automatically will be renewed for one year, effective January 1, 2004, through December 31, 2004) (a "Non-renewal Notice").

         7. Directorship. Management of the Company will, at every election for the Board of Directors while Executive is employed by the Company as Chief Executive Officer, use its best efforts to have Executive nominated for a seat on the Board as a member of the management slate. Executive's nomination and continuation as a director shall be subject to the will of the Board of Directors and the Company's stockholders, as provided in the Company's charter and bylaws. Removal of Executive from, or non-election of Executive to, the Board of Directors as provided in the Company's charter and bylaws shall in no event be deemed a breach of this Agreement by the Company.

         8.       Compensation.

                  (c) Salary. For all services he may render to the Company during the term of this Agreement, the Company shall pay to Executive the following salary in those installments customarily used in payment of salaries to the Company's senior executives (but in no event less frequently than monthly):

                           (iii)    for the period beginning on the date hereof
and ending December 31, 2000, salary equal to an annual salary of Two Hundred Forty Thousand Dollars ($240,000), multiplied by the ratio of the number of days in the period beginning on the date hereof and ending on the last day of 2000 to 366; and

                           (iv)     for the calendar year beginning on January
1, 2001, and for each calendar year thereafter during the term of this Agreement, salary as determined by the Compensation Committee, which in no event shall be less than the annual salary that was payable by the Company to Executive under this Paragraph 4(a) for the immediately preceding calendar year.

                  (d) Bonus. Executive shall be entitled to participate in any bonus program implemented by the


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
Compensation Committee of the Board of Directors for senior executives generally of the Company, with pertinent terms and goals to be established annually or otherwise by the Compensation Committee in its sole discretion.

                  (e) Benefits. Executive shall be entitled, subject to the terms and conditions of the appropriate plans, to all benefits provided by the Company to senior executives generally from time to time during the term of this Agreement.

                  (f) Business Expenses. Upon delivery of proper documentation therefor Executive shall be reimbursed for all travel, hotel and business expenses when incurred on Company business during the term of this Agreement.

                  (g) Perquisites. During the term of this Agreement, Company shall furnish Executive, at the Company's cost, with the use of a late model automobile of a make and quality comparable to the automobile that the Company has furnished to Executive to date in 2000. Executive shall be entitled to such other perquisites as are provided by the Company to senior executives generally from time to time during the term hereof.

         9.       Restricted Stock.

                  (a) In recognition of the value Executive has created in the Company and in order to encourage Executive to use his talents to enhance the operations and profitability of the Company in the future, the Company hereby grants and issues to Executive 30,000 restricted shares of common stock, $.05 par value, of the Company (the "Restricted Shares"). On January 1 of each of calendar years 2001 through 2003 (each such date, a "Maturity Date"), one-third of the Restricted Shares shall vest and a stock certificate for such vested shares shall be delivered to Executive. Prior to an applicable Maturity Date, the Company shall hold all stock certificates for Restricted Shares that have not vested. So long as this agreement is in effect and Executive is not in breach hereof, Executive will be entitled to vote all Restricted Shares at meetings of the shareholders of the Company. No cash dividends or equivalent amounts shall be paid on the Restricted Shares prior to vesting. On each Maturity Date, the Company shall pay to Executive an amount in cash or in kind, as appropriate, that shall be equal to the cash or other dividends, if any, that would have been paid between the date hereof and the particular Maturity Date with respect to issued and outstanding common shares equal in number to the number of Restricted Shares maturing on such Maturity Date. No interest shall be paid on any dividend equivalent or any part thereof.

                  (b) If Executive's employment hereunder terminates prior to any vesting date by reason of his Disability or death, a Change in Control of the Company, termination without Cause by the Company, or termination by Executive for Good Reason, all Restricted Shares will vest automatically at the time of such termination.

                  (c) On each Maturity Date, or at any time that the Restricted Shares automatically vest as provided in Section 5(b) hereof, the Company shall pay to Executive (or his estate, as the case may be) an amount in cash equal to 66% of the fair market value of the Restricted Shares vested on such date or at such time, such cash amount to be paid not later than December 15 of the year in which such shares vested.

                  (d) If Executive's employment hereunder terminates prior to any vesting date for reasons other than death, Disability, Change in Control of the Company, termination without Cause by the Company, or termination by Executive for Good Reason, all unvested Restricted Shares will be forfeited.

         10.      Payment in the Event of Death or Disability.

                  (e) In the event of Executive's death or Disability during the term of this Agreement, for a period equal to the lesser of (i) twelve (12) months following the date of such death or Disability or (ii) the balance of the term remaining hereunder at such date, the Company shall continue to pay to Executive (or his estate) Executive's then effective per annum rate of salary, as determined under Paragraph 4(a), and provide to Executive (or to his family members covered under his family medical coverage) the same family medical coverage as provided to Executive on the date of such death or Disability.

                  (f)      Except as otherwise provided in Paragraph 6(a), in

he event of Executive's death or Disability Executive's employment hereunder shall terminate and Executive shall be entitled to no further compensation or other payments or benefits under this Agreement, except as to the Restricted Shares as set forth in Paragraph 5 hereof and any unpaid salary, bonus, or other benefits accrued and earned by him up to and including the date of such death or Disability.

                  (g) For purposes of this Agreement, Executive's Disability shall be deemed to have occurred after one hundred fifty (150) days in the aggregate during any consecutive twelve (12) month period, or after ninety (90) consecutive days, during which one hundred fifty (150) or ninety
(90) days, as the case may be, Executive, by reason of his physical or mental disability or illness, shall have been unable to discharge his duties hereunder. The date of Disability shall be such one hundred fiftieth (150th) or ninetieth
(90th) day, as the case may be. If the Company or Executive, after receipt of notice of Executive's Disability from the other, dispute that Executive's Disability shall have


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
occurred, Executive shall promptly submit to a physical examination by the chief of medicine of any major accredited hospital in the Tampa or Clearwater, Florida, metropolitan area selected by the Company and, unless such physician shall issue his written statement to the effect that in his or her opinion, based on his or her diagnosis, Executive is capable of resuming his employment and devoting his full time and energy to discharging his duties within thirty
(30) days after the date of such statement, such Disability shall be deemed to have occurred.

                  (h) The payments to be made by the Company to Executive hereunder shall be offset and reduced by the amount of any insurance proceeds (on a tax-effected basis) paid to Executive (or his estate) from insurance policies obtained by the Company other than insurance policies provided under Company-wide employee benefit and welfare plans.

         11.      Termination

                  (i)      The employment of Executive under this Agreement:

                           (vii)    shall be terminated automatically upon the
death or Disability of Executive;

                           (viii)   may be terminated for Cause at any time by
the Company, with any such termination not being in limitation of any other right or remedy the Company may have under this Agreement or otherwise;

                           (ix)     may be terminated at any time by the Company
without Cause with 30 days advance notice to Executive;

                           (x)      may be terminated at any time by Executive
with thirty (30) days' advance notice to the Company;

                           (xi)     may be terminated by Executive for Good
Reason if the Company fails to cure the event constituting Good Reason within thirty (30) days of written notice of such event from Executive, provided that Executive has given notice of the event forming the basis of Good Reason within ninety (90) days after he has knowledge thereof; or

                           (xii)    shall be terminated automatically at the end
of the term of this Agreement then in effect if either party gives to the other party a Non-renewal Notice.

                  (j) Upon any termination hereunder, Executive shall be deemed automatically to have resigned from all offices and directorships held by him in the Company.


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
                  (k) Executive's employment with the Company for all purposes shall be deemed to have terminated as of the effective date of such termination hereunder (the "Date of Termination"), irrespective of whether the Company has a continuing obligation under this Agreement to make payments or provide benefits to Executive after such date.

                  (l)      Certain Termination Payments.

                  (m) If Executive's employment with the Company is terminated by the Company without Cause or by Executive for Good Reason, in each case other than following a Change in Control, the Company shall (i) continue to pay to Executive the per annum rate of salary then in effect under Paragraph 4(a) and provide him and his family with the benefits described in Paragraph 4(c) then in effect (unless the terms of the applicable plans expressly prohibit the continuation of such benefits after such termination and cannot be amended, with applicability of such amendment limited to Executive, to provide for such continuation, in which case the Company shall procure and pay for substantially similar substitute benefits except for any pension or 401(k) Plan benefit) for a period equal to the remainder of the Initial Term or any One-Year Renewal Term, as the case may be, and (ii) pay Executive on or before the thirtieth day after the Date of Termination an amount equal to the product of (i) the target bonus opportunity for the year in which such termination occurs times (ii) the number of years for which a bonus opportunity would have been provided to him under Paragraph 4(b) hereof had he remained employed hereunder for the Term.

                  (n) If Executive's employment is terminated by the Company with Cause or by Executive without Good Reason, Executive shall be entitled to no further compensation or other payments or benefits under this Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him under Paragraphs 4(a) and 4(c) hereof up to and including the Date of Termination.

         12.      Change in Control Termination Payments.

                  (o) Executive will be entitled to the compensation set forth in Paragraph 9(b) hereof (the "CIC Compensation") if his employment is terminated within two years after a Change in Control (i) by the Company without Cause, or (ii) by him with Good Reason (in either case, the "CIC Trigger"). Notwithstanding the foregoing, Executive will not be entitled to CIC Compensation in the event of a termination of his employment on account of: (i) Death or Disability; (ii) Retirement; or (iii) a Qualified Sale of Business.

                  (p) In the event of a CIC Trigger, Executive shall be entitled to the CIC Compensation provided below:

                  (v) In lieu of any further salary, bonus or other payments to Executive for periods subsequent to the Date of Termination, the Company shall pay to Executive not later than the tenth day following the Date of Termination a cash amount equal to the sum of: (x) an amount equal to three times Executive's annual base salary in effect on the date of Termination (the "Base Salary"); (y) an amount equal to three times the sum of (A) the target bonus opportunity in the year of such termination and (B) the contribution, if any, paid by the Company for the benefit of Executive to any 401(k) Plan in the last complete fiscal year of the Company; and (z) the present value, determined as of the Date of Termination, of the sum of all benefits which have accrued to Executive but have not vested under any retirement plan of the Company (the "Retirement Plan") as of the Date of Termination and all additional benefits which would have accrued to Executive under the Retirement Plan had he continued to be employed by the Company on the same terms he was employed on the Date of Termination from the Date of Termination to the date thirty-six (36) months after the Date of Termination. For purposes hereof, the present value of a future payment shall be calculated by reference to the actuarial assumptions (including assumptions with respect to interest rates) in use immediately prior to the Change in Control for purpose of calculating actuarial equivalents under the Retirement Plan.

                  (vi) Until the earlier of Executive's death or the end of the twelve (12) month period following the Date of Termination, the Company shall arrange to provide Executive life, health, disability and accident insurance benefits and the package of "Executive benefits" substantially similar to those which Executive was receiving immediately prior to the Date of Termination, or immediately prior to a Change in Control, if greater, provided that Executive shall be obliged to continue to pay that proportion of premiums paid by him immediately prior to the Change in Control.

                  (vii) The Company shall vest and accelerate the exercise date of all stock options, if any, granted to Executive (the "Options") that are unvested or not exercisable on the Date of Termination, to the end that the Options shall be immediately exercisable for the duration of their respective original terms.

                  (viii) Executive shall have the right within one year following the later of the Change in Control or the exercise of each Option to sell to the Company shares of common stock acquired at any time upon exercise of an Option at a price equal to the average market price of the common stock for the 30 trading days ending on the date prior to the date of the Change in Control.

                  (ix) As set forth in Paragraph 5(b) hereof, all Restricted Shares will vest and be delivered to Executive.


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

                  (q) If the CIC Compensation hereunder, either alone or together with other payments to Executive from the Company, would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended from time to time (the "Code")), such CIC Compensation shall be reduced to the largest amount that will result in no portion of the payments hereunder being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.

         13.      Definitions.

                  (b) "Beneficial Owner" shall have the meaning provided in Rule 13d-3 promulgated under the Exchange Act.

                  (r)      "Cause" means:

                           (iv)     Executive's conviction of, or plea of "no
contest" to, a felony;

                           (v)      Executive's willfully engaging in an act or
series of acts of gross misconduct that result in demonstrable and material injury to the Company; or

                           (vi)     Executive's material breach of any provision
of this Agreement, which breach has not been cured in all material respects within twenty (20) days after the Company gives notice thereof to Executive.

                  (d) "Change in Control" means any of the following events:

                           (iv)     any "Person", other than Clydis D. Heist and
her lineal descendants and any trusts for the benefit of her lineal descendants (collectively, the "Heist Family"), and other than any trustee or fiduciary on behalf of any Company benefit plan, becomes the "Beneficial Owner" of securities of the Company having at least 25% of the voting power of the Company's then outstanding securities (unless the event causing the 25% threshold to be crossed is an acquisition of securities directly from the Company) but only if at the time of such person becoming the beneficial owner of the requisite voting power, the Heist Family no longer holds a majority of the outstanding shares; or

                           (v)      the shareholders of the Company shall
approve any merger or other business combination of the Company, or any going private transaction subject to Rule 13e-3 of rules and regulations promulgated under the Securities Exchange Act of 1934, or any sale of all or substantially all of the Company's assets in one or a series of related transactions or any combination of the foregoing transactions (the "Transactions"), other than a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction own greater than 50% of the voting securities of the surviving company (or its parent) (and, in a sale of assets, of the purchaser of the assets) immediately following the Transaction; provided, however, that a Transaction which would


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

otherwise not result in a Change in Control because of the resulting ownership of more than 50% of the voting securities of the surviving company, its parent, or a purchaser of the assets will, nonetheless, be deemed to be a Change in Control but only in connection with a termination for Good Reason; or


                  (vi) within any 24 month period, the persons who were directors immediately before the beginning of such period (the "Disinterested Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be a Disinterested Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Disinterested Directors (so long as such director was not nominated by a person who has entered into an agreement or threatened to effect a Change of Control).

         (s)      "Good Reason" means any of the following:

                  (vii) The reduction of Executive's annual salary or bonus opportunity below the higher of (A) the amount of annual salary or bonus opportunity in effect immediately prior to a Change in Control or (B) the highest amount of annual salary or bonus opportunity in effect at any time thereafter;

                  (viii) (A) any failure by the Company to continue in effect or provide plans or arrangements pursuant to which Executive will be entitled to receive grants relating to the securities of the Company (including, without limitation, stock options, stock appreciation rights, restricted stock or other equity based awards) of the same type as Executive was participating in immediately prior to a Change in Control (hereinafter referred to as "Securities Plans") or providing substitutes for such Securities Plans which in the aggregate provide substantially similar economic benefits; or (B) the taking of any action by the Company which would adversely affect Executive's participation in, or benefits under, any such Securities Plan or its substitute if in the aggregate Executive is not provided substantially similar economic benefits; provided, however, that for these purposes, any determination of whether Good Reason exists under (A) or (B) of this subsection (ii) because Executive is or is not provided substantially similar economic benefits in the aggregate will be made with due consideration given to Executive's base salary, other cash compensation and any other equity based incentive programs pursuant to which Executive is also entitled to receive equity based incentive compensation, and not solely on the basis of whether Executive is or is not entitled or eligible to receive equity based incentive compensation;

                  (ix) the assignment to Executive of any duties inconsistent with, or a diminution of, Executive's duties, title, offices, responsibilities or status from those of Executive with the Company, or any removal of


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Executive from or any failure to reelect or reappoint Executive to any of such positions, including as a Director, except in connection with the termination of Executive's employment for Disability, Retirement or Cause or as a result of Executive's death;

                           (x)      in the event of a Transaction that is deemed
to be a Change in Control solely as a result of Paragraph 10(c)(ii) of this Agreement, removal of Executive from the position he held with the Company prior to such Transaction (or Executive's not holding the comparable position in the parent company following such Transaction) or the diminishing of his duties or responsibilities in a manner that would be Good Reason under Paragraph 10(d)(iii) above;

                           (xi)     the Company's requiring Executive to be
based at a location more than 50 miles from the location where Executive was based on the Effective Date or to substantially increase on a regularly recurring basis his business travel obligations; or

                           (xii)    the material breach of this Agreement by the
Company when the Company does not have Cause to terminate Executive.

                  (h) "Person" shall have the meaning provided in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" (as defined in Section 13(d) of the Exchange Act).

                  (i) "Qualified Sale of Business" shall mean the sale of a business unit in which Executive was employed before such sale so long as Executive has been offered employment with the purchaser of such business unit upon substantially the same terms under which he worked for the Company, including change-in-control compensation.

                  (j) "Retirement" shall mean voluntary, late, normal or early retirement under a pension plan sponsored by the Company, as defined in such plan, or as otherwise defined or determined by the Compensation Committee of the Board of Directors of the Company with respect to senior executives of the Company generally.

         14.      Certain Covenants

                  (c) Noncompete and Nonsolicitation. Executive acknowledges the Company's reliance on and expectation of Executive's continued commitment to performance of his duties and responsibilities during the term of this Agreement. In light of such reliance and expectation, during the term hereof and for two years after termination of Executive's employment and this Agreement under Paragraph 7 hereof, other than termination by Executive for Good Reason or by the Company without Cause, Executive shall not, directly or indirectly, do or suffer any of the following:


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

                           (iv)     Own, manage, control or participate in the
ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business, which is in competition with the business of the Company as and where conducted by it at the time of such termination; provided, however, that the ownership of not more than five percent (5%) of any class of publicly traded securities of any entity shall not be deemed a violation of this covenant;

                           (v)      Solicit the employment of, assist in the
soliciting the employment of, or otherwise solicit the association in business with any person or entity of, any employee, consultant or agent of the Company; or

                           (vi)     Induce any person who is a customer of the
Company to terminate said relationship.

                  (d) Nondisclosure; Return of Materials. During the term of his employment by the Company and following termination of such employment, Executive will not disclose (except as required by his duties to the Company), any concept, design, process, technology, trade secret, customer list, plan, embodiment or invention, any other intellectual property ("Intellectual Property") or any other confidential information, whether patentable or not, of Company of which Executive becomes informed or aware during his employment, whether or not developed by Executive. In the event of the termination of his employment with the Company or the expiration of this Agreement, Executive will return to the Company all documents, data and other materials of whatever nature, including, without limitation, drawings, specifications, research, reports, embodiments, software and manuals that pertain to his employment with the Company or to any Intellectual Property and shall not retain or cause or allow any third party to retain photocopies or other reproductions of the foregoing.

                  (t) Executive expressly agrees and understands that the remedy at law for any breach by him of this Paragraph 11 may be inadequate and that the damages flowing from such breach are not easily measured in monetary terms. Accordingly, it is acknowledged that, upon adequate proof of Executive's violation of any provision of this Paragraph 11, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach and may withhold any amounts owed to Executive pursuant to this Agreement. Nothing in this Paragraph 11 shall be deemed to limit the Company's remedies at law or in equity for any breach by Executive of any of the provisions of this Paragraph 11 that may be pursued by the Company.


                  (u) If Executive shall violate any legally enforceable provision of this Paragraph 11 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain


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activities, as set forth in such provision, then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

                  (v) Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Paragraph 11, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition that otherwise would be unfair to the Company, do not stifle the inherent skill and experience of Executive, would not operate as a bar to Executive's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to Executive.

         15. Withholding Taxes. All payments to Executive hereunder shall be subject to withholding on account of federal, state and local taxes as required by law.

         16. No Conflicting Agreements. Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether an employment contract or otherwise, that would restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Agreement.


         17. Severable Provisions. The provisions of this Agreement are severable and if any one or more of its provisions is determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction nevertheless shall be binding and enforceable.

         18. Binding Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of Executive under this Agreement shall inure to the benefit of, and shall be binding upon, Executive and his heirs, personal and legal representatives, executors, successors and administrators. The Company will require any successors or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business or assets of the Company by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate his employment for Good Reason. As used in this Agreement, the "Company" shall mean the Company as hereinbefore


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

defined and any successor or assign to its business or assets as aforesaid which executes and delivers the agreement provided for herein or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If the Executive should die while any amounts are still payable to him, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee of, if there be no such designee, to the Executive's estate.

         19. Notices. Notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by certified mail, postage prepaid, addressed to the intended recipient at the address set forth at the end of this Agreement, or at such other address as such intended recipient hereafter may have designated most recently to the other party hereto with specific reference to this Paragraph 16.

         20. Consent to Jurisdiction. Executive and the Company each irrevocably: (i) submits to the exclusive jurisdiction of the Florida courts and the United States district court(s) in Florida for the purpose of any proceedings arising out of this Agreement or any transaction contemplated by this Agreement; (ii) agrees not to commence such proceeding except in these courts; (iii) agrees that service of any process, summons, notice or document by U.S. registered mail to a party's address as provided herein shall be effective service of process for any such proceeding; and (iv) waives any objection to the laying of venue of any such proceeding in these courts.

         21. Waiver of Jury Trial. Each party waives, to the fullest extent permitted by law, any right he or it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated by this Agreement. Each party certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce this waiver; and acknowledges that he or it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Paragraph 18.

         22. Waiver. The failure of either party to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision as to any future violation thereof, or prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

         23. Miscellaneous. This Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. All obligations and liabilities of each party hereto in favor of the


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

other party hereto relating to matters arising prior to the date hereof have been fully satisfied, paid and discharge. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

         24. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Florida.

         25. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience and are not a part of this Agreement and shall not be used in construing it.

         26. Legal Fees. If any legal action is required to enforce Executive's rights under this Agreement, Executive shall be entitled to recover from the Company any expenses for attorneys' fees and disbursements reasonably incurred by him if he is the prevailing party.

         27. No Obligation To Mitigate Damages. Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as the result of employment by another employer after the termination of his employment, or otherwise.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.


                       EXECUTIVE:


                       /s/ W. David Foster
                       -------------------------------------------------------
                       Name: W. David Foster
                       Address:  3045 Braeloch Circle, Clearwater, Florida 33761


                       ABLEST INC.


                       By: /s/ Charles H. Heist
                           -------------------------------------------------
                           Name:    Charles H. Heist
                           Title:   Chairman of the Board



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


                             EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is entered into as of September 1, 2000, between Ablest Inc., a Delaware corporation (the "Company"), and Kurt R. Moore ("Executive").

                                 WITNESSETH:

         WHEREAS, the Company and Executive desire to enter into this Agreement to insure the Company of the services of Executive, to provide for compensation and other benefits to be paid and provided by the Company to Executive in connection therewith, and to set forth the rights and duties of the parties in connection therewith;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree as follows:

         28. Employment. The Company hereby employs Executive as President, and Executive hereby accepts such employment, on the terms and conditions set forth herein. During the term of this Agreement and any renewal hereof (all references herein to the term of this Agreement shall include references to the period of renewal hereof, if any), Executive shall be and have the title, duties and authority of President of the Company and shall devote his entire business time and all reasonable efforts to his employment and shall perform diligently such duties as are customarily performed by the President of companies the size and structure of the Company, together with such other duties as may be reasonably required from time to time by the Board of Directors of the Company or Chairman of the Company. Without limiting the generality of any of the foregoing, except as hereafter expressly agreed in writing by Executive, Executive shall not be required to report to any officer except the Chairman or the Chief Executive Officer and shall report to the Board of Directors.

         29. Term. Subject to the provisions for renewal and termination hereinafter provided, the term of this Agreement shall begin on the date hereof and shall continue for the current calendar year and for the succeeding three calendar years (the "Initial Term"). As of January 1, 2004, and as of January 1 of each succeeding calendar year thereafter, the term hereof automatically shall be renewed for one year (each such year, a "One-Year Renewal Term"), unless: (i) this Agreement is terminated as provided in Paragraph 7 hereof, or (ii) either the Company or Executive shall have given notice of non-renewal of this Agreement to the other at least six (6) months before January 1, 2004, or six
(6) months before the beginning of any such succeeding one (1) year period, as the case may be (for example, unless such written notice of non-renewal is given on or prior to July 1, 2003, the term of this Agreement automatically will be renewed for one year, effective January 1, 2004, through December 31, 2004) (a "Non-renewal Notice").


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

         30. Outside Interests. Executive shall not, without the prior written consent of the Company, directly or indirectly, during the term of this Agreement, other than in the performance of duties naturally inherent to the business of the Company and in furtherance thereof, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise; provided, however, that Executive may attend to outside investments, and serve as a director, trustee or officer of, or otherwise participate in, educational, welfare, social, religious and civic organizations so long as such activities do not materially interfere with his full-time employment hereunder.

         31.      Compensation.

                  (h) Salary. For all services he may render to the Company during the term of this Agreement, the Company shall pay to Executive the following salary in those installments customarily used in payment of salaries to the Company's senior executives (but in no event less frequently than monthly):

                           (v)      for the period beginning on the date hereof
and ending December 31, 2000, salary equal to an annual salary of Two Hundred Thousand Dollars ($200,000), multiplied by the ratio of the number of days in the period beginning on the date hereof and ending on the last day of 2000 to 366; and

                           (vi)     for the calendar year beginning on January
1, 2001, and for each calendar year thereafter during the term of this Agreement, salary as determined by the Compensation Committee, which in no event shall be less than the annual salary that was payable by the Company to Executive under this Paragraph 4(a) for the immediately preceding calendar year.

                  (i) Bonus. Executive shall be entitled to participate in any bonus program implemented by the Compensation Committee of the Board of Directors for senior executives generally of the Company, with pertinent terms and goals to be established annually or otherwise by the Compensation Committee in its sole discretion.

                  (j) Benefits. Executive shall be entitled, subject to the terms and conditions of the appropriate plans, to all benefits provided by the Company to senior executives generally from time to time during the term of this Agreement.

                  (k) Business Expenses. Upon delivery of proper documentation therefor Executive shall be reimbursed for all travel, hotel and business expenses when incurred on Company business during the term of this Agreement.

                  (l) Perquisites. During the term of this Agreement, Company shall furnish Executive, at the


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

Company's cost, with the use of a late model automobile of a make and quality comparable to the automobile that the Company has furnished to Executive to date in 2000. Executive shall be entitled to such other perquisites as are provided by the Company to senior executives generally from time to time during the term hereof.

         32.      Restricted Stock.

                  (w) In recognition of the value Executive has created in the Company and in order to encourage Executive to use his talents to enhance the operations and profitability of the Company in the future, the Company hereby grants and issues to Executive 30,000 restricted shares of common stock, $.05 par value, of the Company (the "Restricted Shares"). On January 1 of each of calendar years 2001 through 2003 (each such date, a "Maturity Date"), one-third of the Restricted Shares shall vest and a stock certificate for such vested shares shall be delivered to Executive. Prior to an applicable Maturity Date, the Company shall hold all stock certificates for Restricted Shares that have not vested. So long as this agreement is in effect and Executive is not in breach hereof, Executive will be entitled to vote all Restricted Shares at meetings of the shareholders of the Company. No cash dividends or equivalent amounts shall be paid on the Restricted Shares prior to vesting. On each Maturity Date, the Company shall pay to Executive an amount in cash or in kind, as appropriate, that shall be equal to the cash or other dividends, if any, that would have been paid between the date hereof and the particular Maturity Date with respect to issued and outstanding common shares equal in number to the number of Restricted Shares maturing on such Maturity Date. No interest shall be paid on any dividend equivalent or any part thereof.

                  (x) If Executive's employment hereunder terminates prior to any vesting date by reason of his Disability or death, a Change in Control of the Company, termination without Cause by the Company, or termination by Executive for Good Reason, all Restricted Shares will vest automatically at the time of such termination.

                  (y) On each Maturity Date, or at any time that the Restricted Shares automatically vest as provided in Section 5(b) hereof, the Company shall pay to Executive (or his estate, as the case may be) an amount in cash equal to 66% of the fair market value of the Restricted Shares vested on such date or at such time, such cash amount to be paid not later than December 15 of the year in which such shares vested.

                  (z) If Executive's employment hereunder terminates prior to any vesting date for reasons other than death, Disability, Change in Control of the Company, termination without Cause by the Company, or termination by Executive for Good Reason, all unvested Restricted Shares will be forfeited.

         33.      Payment in the Event of Death or Disability.


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

                  (aa) In the event of Executive's death or Disability during the term of this Agreement, for a period equal to the lesser of (i) twelve (12) months following the date of such death or Disability or (ii) the balance of the term remaining hereunder at such date, the Company shall continue to pay to Executive (or his estate) Executive's then effective per annum rate of salary, as determined under Paragraph 4(a), and provide to Executive (or to his family members covered under his family medical coverage) the same family medical coverage as provided to Executive on the date of such death or Disability.

                  (bb) Except as otherwise provided in Paragraph 6(a), in the event of Executive's death or Disability Executive's employment hereunder shall terminate and Executive shall be entitled to no further compensation or other payments or benefits under this Agreement, except as to the Restricted Shares as set forth in Paragraph 5 hereof and any unpaid salary, bonus, or other benefits accrued and earned by him up to and including the date of such death or Disability.

                  (cc) For purposes of this Agreement, Executive's Disability shall be deemed to have occurred after one hundred fifty (150) days in the aggregate during any consecutive twelve (12) month period, or after ninety (90) consecutive days, during which one hundred fifty (150) or ninety
(90) days, as the case may be, Executive, by reason of his physical or mental disability or illness, shall have been unable to discharge his duties hereunder. The date of Disability shall be such one hundred fiftieth (150th) or ninetieth
(90th) day, as the case may be. If the Company or Executive, after receipt of notice of Executive's Disability from the other, dispute that Executive's Disability shall have occurred, Executive shall promptly submit to a physical examination by the chief of medicine of any major accredited hospital in the Tampa or Clearwater, Florida, metropolitan area selected by the Company and, unless such physician shall issue his written statement to the effect that in his or her opinion, based on his or her diagnosis, Executive is capable of resuming his employment and devoting his full time and energy to discharging his duties within thirty (30) days after the date of such statement, such Disability shall be deemed to have occurred.

                  (dd) The payments to be made by the Company to Executive hereunder shall be offset and reduced by the amount of any insurance proceeds (on a tax-effected basis) paid to Executive (or his estate) from insurance policies obtained by the Company other than insurance policies provided under Company-wide employee benefit and welfare plans.

         34.      Termination

                  (ee)     The employment of Executive under this Agreement:


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


                           (xiii)   shall be terminated automatically upon the
death or Disability of Executive;

                           (xiv)    may be terminated for Cause at any time by
the Company, with any such termination not being in limitation of any other right or remedy the Company may have under this Agreement or otherwise;

                           (xv)     may be terminated at any time by the
Company without Cause with 30 days advance notice to Executive;

                           (xvi)    may be terminated at any time by Executive
with thirty (30) days' advance notice to the Company;

                           (xvii)   may be terminated by Executive for Good
Reason if the Company fails to cure the event constituting Good Reason within thirty (30) days of written notice of such event from Executive, provided that Executive has given notice of the event forming the basis of Good Reason within ninety (90) days after he has knowledge thereof; or

                           (xviii)  shall be terminated automatically at the end
of the term of this Agreement then in effect if either party gives to the other party a Non-renewal Notice.


                  (ff) Upon any termination hereunder, Executive shall be deemed automatically to have resigned from all offices and directorships held by him in the Company.

                  (gg) Executive's employment with the Company for all purposes shall be deemed to have terminated as of the effective date of such termination hereunder (the "Date of Termination"), irrespective of whether the Company has a continuing obligation under this Agreement to make payments or provide benefits to Executive after such date.

                  (hh)     Certain Termination Payments.

                  (ii) If Executive's employment with the Company is terminated by the Company without Cause or by Executive for Good Reason, in each case other than following a Change in Control, the Company shall (i) continue to pay to Executive the per annum rate of salary then in effect under Paragraph 4(a) and provide him and his family with the benefits described in Paragraph 4(c) then in effect (unless the terms of the applicable plans expressly prohibit the continuation of such benefits after such termination and cannot be amended, with applicability of such amendment limited to Executive, to provide for such continuation, in which case the Company shall procure and pay for substantially similar substitute benefits except for any pension or 401(k) Plan benefit) for a period equal to the remainder of the Initial Term or any One-Year Renewal Term, as the case may be, and (ii) pay Executive on or before the thirtieth day after the


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

Date of Termination an amount equal to the product of (i) the target bonus opportunity for the year in which such termination occurs times (ii) the number of years for which a bonus opportunity would have been provided to him under Paragraph 4(b) hereof had he remained employed hereunder for the Term.


                  (jj) If Executive's employment is terminated by the Company with Cause or by Executive without Good Reason, Executive shall be entitled to no further compensation or other payments or benefits under this Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him under Paragraphs 4(a) and 4(c) hereof up to and including the Date of Termination.

         35.      Change in Control Termination Payments.

                  (kk) Executive will be entitled to the compensation set forth in Paragraph 9(b) hereof (the "CIC Compensation") if his employment is terminated within two years after a Change in Control (i) by the Company without Cause, or (ii) by him with Good Reason (in either case, the "CIC Trigger"). Notwithstanding the foregoing, Executive will not be entitled to CIC Compensation in the event of a termination of his employment on account of: (i) Death or Disability; (ii) Retirement; or (iii) a Qualified Sale of Business.

                  (ll) In the event of a CIC Trigger, Executive shall be entitled to the CIC Compensation provided below:

                           (x)      In lieu of any further salary, bonus or
other payments to Executive for periods subsequent to the Date of Termination, the Company shall pay to Executive not later than the tenth day following the Date of Termination a cash amount equal to the sum of: (x) an amount equal to three times Executive's annual base salary in effect on the date of Termination (the "Base Salary"); (y) an amount equal to three times the sum of (A) the target bonus opportunity in the year of such termination and (B) the contribution, if any, paid by the Company for the benefit of Executive to any 401(k) Plan in the last complete fiscal year of the Company; and (z) the present value, determined as of the Date of Termination, of the sum of all benefits which have accrued to Executive but have not vested under any retirement plan of the Company (the "Retirement Plan") as of the Date of Termination and all additional benefits which would have accrued to Executive under the Retirement Plan had he continued to be employed by the Company on the same terms he was employed on the Date of Termination from the Date of Termination to the date thirty-six (36) months after the Date of Termination. For purposes hereof, the present value of a future payment shall be calculated by reference to the actuarial assumptions (including assumptions with respect to interest rates) in use immediately prior to the Change in Control for purpose of calculating actuarial equivalents under the Retirement Plan.


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                           (xi)     Until the earlier of Executive's death or
the end of the twelve (12) month period following the Date of Termination, the Company shall arrange to provide Executive life, health, disability and accident insurance benefits and the package of "Executive benefits" substantially similar to those which Executive was receiving immediately prior to the Date of Termination, or immediately prior to a Change in Control, if greater, provided that Executive shall be obliged to continue to pay that proportion of premiums paid by him immediately prior to the Change in Control.

                           (xii)    The Company shall vest and accelerate the
exercise date of all stock options, if any, granted to Executive (the "Options") that are unvested or not exercisable on the Date of Termination, to the end that the Options shall be immediately exercisable for the duration of their respective original terms.

                           (xiii)   Executive shall have the right within one
year following the later of the Change in Control or the exercise of each Option to sell to the Company shares of common stock acquired at any time upon exercise of an Option at a price equal to the average market price of the common stock for the 30 trading days ending on the date prior to the date of the Change in Control.

                           (xiv)    As set forth in Paragraph 5(b) hereof, all
Restricted Shares will vest and be delivered to Executive.

                  (mm) If the CIC Compensation hereunder, either alone or together with other payments to Executive from the Company, would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended from time to time (the "Code")), such CIC Compensation shall be reduced to the largest amount that will result in no portion of the payments hereunder being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.

         36.      Definitions.

                  (c) "Beneficial Owner" shall have the meaning provided in Rule 13d-3 promulgated under the Exchange Act.

                  (nn)     "Cause" means:

                           (vii)    Executive's conviction of, or plea of "no
contest" to, a felony;

                           (viii)   Executive's willfully engaging in an act or
series of acts of gross misconduct that result in demonstrable and material injury to the Company; or


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

                           (ix)     Executive's material breach of any provision
of this Agreement, which breach has not been cured in all material respects within twenty (20) days after the Company gives notice thereof to Executive.

                  (e) "Change in Control" means any of the following events:

                           (vii)    any "Person", other than Clydis D. Heist and
her lineal descendants and any trusts for the benefit of her lineal descendants (collectively, the "Heist Family"), and other than any trustee or fiduciary on behalf of any Company benefit plan, becomes the "Beneficial Owner" of securities of the Company having at least 25% of the voting power of the Company's then outstanding securities (unless the event causing the 25% threshold to be crossed is an acquisition of securities directly from the Company) but only if at the time of such person becoming the beneficial owner of the requisite voting power, the Heist Family no longer holds a majority of the outstanding shares; or

                           (viii)   the shareholders of the Company shall
approve any merger or other business combination of the Company, or any going private transaction subject to Rule 13e-3 of rules and regulations promulgated under the Securities Exchange Act of 1934, or any sale of all or substantially all of the Company's assets in one or a series of related transactions or any combination of the foregoing transactions (the "Transactions"), other than a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction own greater than 50% of the voting securities of the surviving company (or its parent) (and, in a sale of assets, of the purchaser of the assets) immediately following the Transaction; provided, however, that a Transaction which would otherwise not result in a Change in Control because of the resulting ownership of more than 50% of the voting securities of the surviving company, its parent, or a purchaser of the assets will, nonetheless, be deemed to be a Change in Control but only in connection with a termination for Good Reason; or

                           (ix)     within any 24 month period, the persons who
were directors immediately before the beginning of such period (the "Disinterested Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be a Disinterested Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Disinterested Directors (so long as such director was not nominated by a person who has entered into an agreement or threatened to effect a Change of Control).

                  (oo)     "Good Reason" means any of the following:

                           (xiii)   The reduction of Executive's annual salary
or bonus opportunity below the higher of (A) the amount of annual salary or bonus opportunity in effect immediately prior to a Change in Control or (B) the highest amount of annual salary or bonus opportunity in effect at any time thereafter;


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

                           (xiv)    (A) any failure by the Company to continue
in effect or provide plans or arrangements pursuant to which Executive will be entitled to receive grants relating to the securities of the Company (including, without limitation, stock options, stock appreciation rights, restricted stock or other equity based awards) of the same type as Executive was participating in immediately prior to a Change in Control (hereinafter referred to as "Securities Plans") or providing substitutes for such Securities Plans which in the aggregate provide substantially similar economic benefits; or (B) the taking of any action by the Company which would adversely affect Executive's participation in, or benefits under, any such Securities Plan or its substitute if in the aggregate Executive is not provided substantially similar economic benefits; provided, however, that for these purposes, any determination of whether Good Reason exists under (A) or (B) of this subsection (ii) because Executive is or is not provided substantially similar economic benefits in the aggregate will be made with due consideration given to Executive's base salary, other cash compensation and any other equity based incentive programs pursuant to which Executive is also entitled to receive equity based incentive compensation, and not solely on the basis of whether Executive is or is not entitled or eligible to receive equity based incentive compensation;

                           (xv)     the assignment to Executive of any duties
inconsistent with, or a diminution of, Executive's duties, title, offices, responsibilities or status from those of Executive with the Company, or any removal of Executive from or any failure to reelect or reappoint Executive to any of such positions, including as a Director, except in connection with the termination of Executive's employment for Disability, Retirement or Cause or as a result of Executive's death;

                           (xvi)    in the event of a Transaction that is deemed
to be a Change in Control solely as a result of Paragraph 10(c)(ii) of this Agreement, removal of Executive from the position he held with the Company prior to such Transaction (or Executive's not holding the comparable position in the parent company following such Transaction) or the diminishing of his duties or responsibilities in a manner that would be Good Reason under Paragraph 10(d)(iii) above;

                           (xvii)   the Company's requiring Executive to be
based at a location more than 50 miles from the location where Executive was based on the Effective Date or to substantially increase on a regularly recurring basis his business travel obligations; or

                           (xviii)  the material breach of this Agreement by
the Company when the Company does not have Cause to terminate Executive.


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                  (k)      "Person" shall have the meaning provided in Section
3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" (as defined in Section 13(d) of the Exchange Act).

                  (l) "Qualified Sale of Business" shall mean the sale of a business unit in which Executive was employed before such sale so long as Executive has been offered employment with the purchaser of such business unit upon substantially the same terms under which he worked for the Company, including change-in-control compensation.

                  (m) "Retirement" shall mean voluntary, late, normal or early retirement under a pension plan sponsored by the Company, as defined in such plan, or as otherwise defined or determined by the Compensation Committee of the Board of Directors of the Company with respect to senior executives of the Company generally.

         37.      Certain Covenants

                  (e) Noncompete and Nonsolicitation. Executive acknowledges the Company's reliance on and expectation of Executive's continued commitment to performance of his duties and responsibilities during the term of this Agreement. In light of such reliance and expectation, during the term hereof and for two years after termination of Executive's employment and this Agreement under Paragraph 7 hereof, other than termination by Executive for Good Reason or by the Company without Cause, Executive shall not, directly or indirectly, do or suffer any of the following:

                           (vii)    Own, manage, control or participate in the
ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business, which is in competition with the business of the Company as and where conducted by it at the time of such termination; provided, however, that the ownership of not more than five percent (5%) of any class of publicly traded securities of any entity shall not be deemed a violation of this covenant;

                           (viii)   Solicit the employment of, assist in the
soliciting the employment of, or otherwise solicit the association in business with any person or entity of, any employee, consultant or agent of the Company; or

                           (ix)     Induce any person who is a customer of the
Company to terminate said relationship.

                  (f) Nondisclosure; Return of Materials. During the term of his employment by the Company and following termination of such employment, Executive will not disclose (except as required by his duties to the Company), any concept, design, process, technology, trade secret, customer list, plan, embodiment or invention, any other intellectual property ("Intellectual Property") or any other confidential information, whether patentable or not, of


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Company of which Executive becomes informed or aware during his employment, whether or not developed by Executive. In the event of the termination of his employment with the Company or the expiration of this Agreement, Executive will return to the Company all documents, data and other materials of whatever nature, including, without limitation, drawings, specifications, research, reports, embodiments, software and manuals that pertain to his employment with the Company or to any Intellectual Property and shall not retain or cause or allow any third party to retain photocopies or other reproductions of the foregoing.


                  (pp) Executive expressly agrees and understands that the remedy at law for any breach by him of this Paragraph 11 may be inadequate and that the damages flowing from such breach are not easily measured in monetary terms. Accordingly, it is acknowledged that, upon adequate proof of Executive's violation of any provision of this Paragraph 11, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach and may withhold any amounts owed to Executive pursuant to this Agreement. Nothing in this Paragraph 11 shall be deemed to limit the Company's remedies at law or in equity for any breach by Executive of any of the provisions of this Paragraph 11 that may be pursued by the Company.


                  (qq) If Executive shall violate any legally enforceable provision of this Paragraph 11 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities, as set forth in such provision, then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

                  (rr) Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Paragraph 11, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition that otherwise would be unfair to the Company, do not stifle the inherent skill and experience of Executive, would not operate as a bar to Executive's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to Executive.

         38. Withholding Taxes. All payments to Executive hereunder shall be subject to withholding on account of federal, state and local taxes as required by law.

         39. No Conflicting Agreements. Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether an employment contract or otherwise, that would restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Agreement.


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


         40. Severable Provisions. The provisions of this Agreement are severable and if any one or more of its provisions is determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction nevertheless shall be binding and enforceable.

         41. Binding Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of Executive under this Agreement shall inure to the benefit of, and shall be binding upon, Executive and his heirs, personal and legal representatives, executors, successors and administrators. The Company will require any successors or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business or assets of the Company by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate his employment for Good Reason. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business or assets as aforesaid which executes and delivers the agreement provided for herein or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If the Executive should die while any amounts are still payable to him, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee of, if there be no such designee, to the Executive's estate.

         42. Notices. Notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by certified mail, postage prepaid, addressed to the intended recipient at the address set forth at the end of this Agreement, or at such other address as such intended recipient hereafter may have designated most recently to the other party hereto with specific reference to this Paragraph 16.

         43. Consent to Jurisdiction. Executive and the Company each irrevocably: (i) submits to the exclusive jurisdiction of the Florida courts and the United States district court(s) in Florida for the purpose of any proceedings arising out of this Agreement or any transaction contemplated by this Agreement; (ii) agrees not to commence such proceeding except in these courts; (iii) agrees that service of any process, summons, notice or document by U.S.


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

registered mail to a party's address as provided herein shall be effective service of process for any such proceeding; and (iv) waives any objection to the laying of venue of any such proceeding in these courts.

         44. Waiver of Jury Trial. Each party waives, to the fullest extent permitted by law, any right he or it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated by this Agreement. Each party certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce this waiver; and acknowledges that he or it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Paragraph 18.

         45. Waiver. The failure of either party to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision as to any future violation thereof, or prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

         46. Miscellaneous. This Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. All obligations and liabilities of each party hereto in favor of the other party hereto relating to matters arising prior to the date hereof have been fully satisfied, paid and discharge. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

         47. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Florida.

         48. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience and are not a part of this Agreement and shall not be used in construing it.

         49. Legal Fees. If any legal action is required to enforce Executive's rights under this Agreement, Executive shall be entitled to recover from the Company any expenses for attorneys' fees and disbursements reasonably incurred by him if he is the prevailing party.

         50. No Obligation To Mitigate Damages. Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as the result of employment by another employer after the termination of his employment, or otherwise.


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

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

                               EXECUTIVE:

                               /s/ Kurt R. Moore
                               -----------------------------------------------
                               Name:    Kurt R. Moore
                               Address: 4815 Cheval Blvd., Lutz, Florida 33549

                               ABLEST INC.


                               By: /s/ W. David Foster
                                  --------------------------------------------
                               Name:  W. David Foster
                               Title: Chief Executive Officer


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